UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.   Entry into a Material Definitive Agreement

On June 2, 2006, the compensation committee of the board of directors of U.S. Home Systems, Inc., (the “Company”) approved the extension of the initial term of the employment agreement of Murray H. Gross, the Company’s president, chief executive officer and chairman of the board of directors, for an additional three year period through December 31, 2009. The compensation committee also agreed that the Company will provide Mr. Gross with long term care insurance coverage until June 2, 2016, provided that the annual premium, to be paid by the Company, does not exceed $25,000. Mr. Gross was also granted 21,000 restricted stock awards pursuant to the Company’s 2004 Restricted Stock Plan. Thirty-three and one-third percent (33 1/3%) of the awarded shares will vest on January 1, of 2007, 2008 and 2009, respectively. All other terms, conditions and provisions of the employment agreement will continue to be effective.

As previously reported, the Company entered into an employment agreement (effective January 1, 2004) with Mr. Gross for an initial term expiring on December 31, 2006. The amended employment agreement expires on December 31, 2009 and will automatically be extended for an additional one year term unless either party notifies the other of its intent not to renew the agreement on or before November 30, 2009. If the employment agreement is terminated by us for just cause or by Mr. Gross without good reason, Mr. Gross will not be entitled to severance pay. If the employment agreement is terminated by us without just cause or by Mr. Gross with good reason, which includes a change in our control, Mr. Gross will be entitled to severance pay in a lump sum amount equal to the greater of the remainder of the term of the agreement then in effect or one year’s base salary as then in effect. If at the time of Mr. Gross’ death his employment agreement is in effect and Mr. Gross is married, we are obligated to pay Mr. Gross’ widow in a lump sum an amount of cash equal to one year’s salary. We also pay the annual premiums to provide Mr. Gross’ beneficiaries with $1,250,000 of life insurance benefits. If we terminate Mr. Gross’ employment as a result of his disability, Mr. Gross will be entitled to receive an amount equal to the difference between his salary at the date of termination and any disability compensation received by him for a two year period. Mr. Gross is entitled to receive bonuses and other incentive compensation as determined by our compensation committee. The employment agreement contains provisions related to confidentiality and non-competition.

Pursuant to Mr. Gross’ employment agreement, Mr. Gross may resign from his employment with us and convert his employment agreement into a consulting agreement at any time after he attains the age of 68 until September 1, 2009. The terms of the consulting agreement are similar to Mr. Gross’ employment agreement, except that the consulting agreement will be for a two year term and his compensation thereunder will equal 70% of his salary on the day of his resignation.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description of Exhibits
10.1 (a)	Employment Agreement by and between U.S. Home Systems, Inc. and Murray H. Gross, effective January 1, 2004

10.2 (b)	Amendment dated June 2, 2006 to Employment Agreement by and between U.S. Home Systems, Inc. and Murray H. Gross

(a)	Previously filed as an exhibit to the Company’s Amendment No. 1 to Registration Statement on Form S-1 which was filed with the Securities and Exchange Commission on March 15, 2004 and which is incorporated herein by reference.

(b)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 8th day of June, 2006 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibits

10.1 (a)	Employment Agreement by and between U.S. Home Systems, Inc. and Murray H. Gross, effective January 1, 2004

10.2 (b)	Amendment dated June 2, 2006 to Employment Agreement by and between U.S. Home Systems, Inc. and Murray H. Gross

(a) Previously filed as an exhibit to the Company’s Amendment No. 1 to Registration Statement on Form S-1 which was filed with the Securities and Exchange Commission on March 15, 2004 and which is incorporated herein by reference.

(b)	Filed herewith.